EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Xianping Wang, the Chief Executive Officer and Acting as Interim Chief Financial Officer of Xinhua China LTD., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Quarterly Report on Form 10-Q of Xinhua China LTD. for the six month period ended March 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Xinhua China LTD.

Date: May 17, 2010

/s/ "Xianping Wang"
Xianping Wang President, Chief Executive Officer

/s/ "Xianping Wang"
Xianping Wang Acting as Interim Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Xinhua China LTD. and will be retained by Xinhua China LTD. and furnished to the Securities and Exchange Commission or its staff upon request.